Exhibit 99.2

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Senior Manager, Investor Relations.
(617) 796-8232

Hospitality Properties Trust Announces Redemption of 6.75% Senior Notes Due in 2013

Newton, MA (August 10, 2012):  Hospitality Properties Trust (NYSE: HPT) today announced that it will redeem all of its outstanding 6.75% Senior Notes due 2013 at a redemption price equal to the principal amount of $287,000,000, plus accrued and unpaid interest to the date of redemption.  This redemption is expected to occur on September 10, 2012.  HPT expects to fund this redemption with proceeds from its recent $500 million offering of 5.00% unsecured senior notes due August 15, 2022.  The settlement of that offering is expected to occur on August 16, 2012.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS MAY NOT OCCUR.  FOR EXAMPLE,

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS TO USE A PART OF THE PROCEEDS FROM ITS $500 MILLION OFFERING OF 5.00% SENIOR NOTES DUE 2022 TO REDEEM ITS 6.75% SENIOR NOTES DUE 2013 AND THAT THE SETTLEMENT OF THAT OFFERING IS EXPECTED TO OCCUR ON AUGUST 16, 2012. THE SETTLEMENT OF THAT OFFERING IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THAT OFFERING MAY NOT CLOSE AND HPT MAY NOT REDEEM ANY OF ITS 6.75% SENIOR NOTES DUE 2013.

FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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